Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 2020 Omnibus Incentive Plan of Leslie’s, Inc. of our reports dated November 29, 2023, with respect to the consolidated financial statements of Leslie’s, Inc. and the effectiveness of internal control over financial reporting of Leslie’s, Inc., included in its Annual Report (Form 10-K) for the year ended September 30, 2023, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Phoenix, Arizona

March 21, 2024

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